Silver Star Properties REIT, Inc.
Gerald W. Haddock, CEO & Executive Chairman
Adrienne Collins, General Counsel, Chief Compliance Officer, Corporate Secretary
May 16, 2025, Interview

Gerald W. Haddock
Adrienne Collins, thank you for jumping in here with this interview. I just finished with Jack Tompkins a few minutes ago and it was really good. Yours will be better. You've been a valuable part of this company. I want to thank you for your service and what you've done to add value, helping us get controls in order, helping streamline some of the record keeping, helping deal with complicated problems, dealing with the shocks you were confronted with.

There's less mess today than there was when you came in. I don't know how much that was, but you're going to tell us about some of it. When you came in, you've added tremendous value, but you did it over a lot of adversity. I want to hear how you resolved some of the questions relating to the company pre-bankruptcy, during bankruptcy, reputation before, reputation after, how your work you think has laid a good foundation to allow this company to enter the public markets in an institutional fashion, in a much better position than it appears to ever have been in. I'm going to turn the mic over to you.

Adrienne Collins
Thank you, Gerald.

Gerald W. Haddock
I know that's unusual too, but you now have it.

Adrienne Collins
Thank you. When I joined Silver Star, we were just coming out of bankruptcy. We were in the final stages of negotiating with our exit lenders. The company didn't have a great reputation. I have been trying to focus on getting us more organized and having a more clear idea as to where the company is going so that we can succinctly reset and we can build our name as community leaders. We care about our shareholders, we care about our community, really building relationships with our outside counsel, our vendors, and our brokers that yes, it's a mess. It has been a mess for years. We are committed to riding the ship and we are committed to moving forward in a more professional, more compassionate, more sophisticated manner than the company prior had been doing.

Gerald W. Haddock
Talk about some of the surprise issues. The 401(K) issue that got dropped in your lap. Not a lot of experience on your part in 401(K), but it was a problem. You jumped in, did a great job, developed a relationship that was outstanding with the examining agent. Your background really is real estate, corporate, and transactions and we'll talk about that in a minute. But let's finish the problem avenue. So, your new area, 401(K).

Adrienne Collins
Yes, almost immediately upon arriving, I was confronted with a possible investigation by the Department of Labor into our 401(K). I am not an ERISA attorney. I do not have the expertise or experience, but we were able to find an excellent outside counsel that has guided me and guided the company and my biggest shock in this whole investigation has been the lack of adequate record keeping and the mismanagement. As a transactional attorney, I like to dot “I's” and cross “T's” and that was not done here.

It appears the regime before threw things to the wall to see if it would stick. You can't do that when you're dealing with employees and their retirement and their compensation.

Thankfully the employee deferrals are not a concern. The concern arises from the employer matches. We have worked, built a relationship with the agent, the investigative agent, and we hope to have a resolution that is fair to participants and the company, but that is based on law. We’re working with our litigation counsel, because it does involve the prior regime's management of the plan and the way that it was set up. I hope for the best for the company and the participants, and I think we'll get there. Couldn't have done it without our outside counsel for sure.

Gerald W. Haddock
Where did the problems begin?

Adrienne Collins
The problems began when the plan was set up. It was set up for a discretionary employer match that up until a certain point in time had been paid in cash and then the powers that be at the time around 2009 decided that they were going to start making the discretionary matches with corporate securities. When you do that, you have to follow a whole bunch of rules and you have to lay things out very clearly and that was not the case.

When it was brought to my attention, it was a shock that he had gotten away with it for as long as he had, and that this now was, you know, in our lap, so to speak, your lap, Gerald, my lap and that's frustrating, but we're trying to clean it up to the best that we can.

Gerald W. Haddock
We're still working on it.

Adrienne Collins
We are still working on it for sure.

Gerald W. Haddock
Who left that in your and my lap?

Adrienne Collins
I would have to say the prior trustee of the plan, Mr. Allen Hartman.

Gerald W. Haddock
What other issues have you had to deal with?

Adrienne Collins
Well, as we came out of bankruptcy and we had a loan that we had to pay off with the sale of legacy assets. It has been a challenge to get these assets sold because of the condition of the properties.

Gerald W. Haddock
When you say condition, what does that mean? Is there something that could have been done earlier?

Adrienne Collins
It's just like you and I taking care of our own home. We don't delay getting leaks fixed. We fix the minor problem so it doesn't turn into a bigger problem and that's delayed maintenance. Maintenance that should have been done from the outset that was expensive probably at the time, but not as expensive as it would have gotten and did get.

Gerald W. Haddock
Did those first come to our attention because you looked under the carpet? Or did some of our buyers look under the carpet and raise that as that is negotiating points? You were involved in all those negotiations generally.

Adrienne Collins
The buyer would uncover items during their due diligence period. They would come back and they would either not be interested in the property anymore or they would negotiate a price reduction. A lot of them demanded some of the repairs happen before closing. We would ultimately have to pay it out of closing, or we would have to negotiate the price down.

Gerald W. Haddock
Effectively all the cash went to pay down the lender.

Adrienne Collins
Right, it did. When we had a repair to make because it was not made before, we were in a hard spot.

Gerald W. Haddock
That meant we’d negotiate with sometimes a very difficult lender, a recalcitrant lender, in order to make sure we dotted all the “I's” across the “T's”, which we should do. But I think the lender at some point in time became as surprised as we were.

Adrienne Collins

Absolutely, I would say. They loaned on the property under the expectation it was in a certain condition and as buyers came along and did their due diligence and raised these issues, it was a shock to us and to the lender.

Gerald W. Haddock
Did it ever rise to the point that some of those additional expenses, some of the deferred maintenance, caused resistive relationships with our lender?

Adrienne Collins
I would say yes. The lender didn't understand why so many accounts payable were being taken out of the net proceeds of the sale. What they were expecting to receive and go towards the loan balance was reduced because of these deferred maintenance issues.

Gerald W. Haddock
And didn't we negotiate that percentage on the front end?

Adrienne Collins
We did. It, unfortunately with some of the sales, ended up exceeding that percentage.

Gerald W. Haddock
And at the outset, before your arrival, there were sales that took place that actually realized really good prices.

It's obvious looking back, the best assets were sold first. Loss assets are still being sold and were the latter part of the food chain. You have any reason or speculation as to why that existed?

Adrienne Collins
You'll have to refresh my memory when the sale of the legacy assets started. Was that prior to bankruptcy?

Gerald W. Haddock
Yes

Adrienne Collins
It was, it was prior to bankruptcy. Well, if you're hard for cash, you're going to want to realize the most that you can with the least amount of sales. I would imagine that was the decision factor in that. You know, we weren't quite in the market that we are today. I think there was still hope that office buildings, after the scare of COVID that workers would return to offices sooner and people weren't devaluing commercial real estate office buildings as much then as they are now.

Gerald W. Haddock
What's your interpretation of how buyers are valuing and have been for some time in your experience, the sharp decrease, more recently, even after bankruptcy with the current values of real estate.

Adrienne Collins
You know, in ‘21 to ‘23, I didn't see a lot of buyers shying away from office buildings. Now, you know, they're not as hungry for it. They're pivoting into other asset classes, industrial self-storage. You know, there's a reluctance to buy office properties if you don't know that your tenants are going to be there. While you see corporations making the mandate to return to in-office, you're getting a lot of pushbacks from the employees themselves. It's yet to be seen what's going to happen.

Gerald W. Haddock
How many legacy assets are left in the company?

Adrienne Collins
Six, I believe.

Gerald W. Haddock
And the condition of those just based on some of the BOVs and word from prospective buyers?

Adrienne Collins
I can think of two right now that we're trying to negotiate to sell and there are capital improvements that were not made that are rearing their ugly head right now that are making it difficult. We're having to make concessions with the buyers.

Gerald W. Haddock
What type of improvements were there?

Adrienne Collins
Elevator maintenance, HVAC maintenance, you know, I'm being told that we needed a part replaced on, I can't remember which property it is, but we needed a part that would have cost a pretty penny, but now we're having to replace the entire system or the entire system is needed to be replaced.

Gerald W. Haddock
Does that mean replace the entire elevator?

Adrienne Collins
I believe so. I'm not an elevator tech.

Gerald W. Haddock
But you're getting that from our elevator experts.

Adrienne Collins
I'm getting that from our operations manager.

Gerald W. Haddock
Right. And that perhaps could have been saved and have been dealt with earlier. Now I'd like to focus back on the Department of Labor agent examining the 401(K). There was a period of time that there were a series of discussions relating to the agent’s view of Mr. Hartman and his efforts to really work with Silver Star. Quite frankly, in my opinion, the relationship you developed with him over about nine months or so - very cooperative, very responsive, and went the extra mile to provide information that would be helpful to the conclusion of his audit. I think we both understood that he really wanted to wrap it up and do something favorable to the employees. Of course, his charge is as a Department of Labor employee looking at a situation like this is to work for the employees. But I would say my view was that he was really doing a pretty good job of keeping a balanced view and understanding where the company is. You went to him to seek information. He asked you for information and there was a point in time he said something really important that seemed to ring a bell with you. What was that?

Adrienne Collins
The Department of Labor reached out to Allen Hartman to get an understanding of Hartman's impression of the plan as it was set up and his intention and when he reached out to Hartman, the Department of Labor conveyed to me that it was very clear that Hartman was uncooperative, did not want to answer the Department of Labor's questions, and did not care about the future of the company. He was very adamant that it be liquidated, and that it be wound up. and he was interested in burning the house down.

Gerald W. Haddock
And that was what the agent said?

Adrienne Collins
That is what the agent said.

Gerald W. Haddock
Okay. Well, I'm here to tell you, I don't think that's going to work. I appreciate your comments. I'm sorry you had to go through all of this, but you did an excellent job. It was difficult. Hopefully you were able to work enough in real estate with successful acquisitions, successful sales, that it's all been worthwhile up to this point, and we appreciate it and I'm going to thank you heartily on behalf of all the shareholders.

Adrienne Collins
Thank you. It's been an honor and a pleasure to assist you and the shareholders.

Gerald W. Haddock
OK, thank you, Adrienne.